EXHIBIT 99.1

              IOS CAPITAL, INC.
              RATIO OF EARNINGS TO FIXED CHARGES
              (dollars in thousands)

                                                                                            Six months ended March 31,
                                                                                      -------------------------------------

                                                                                          2001                    2000
                                                                                      -------------           -------------
Earnings
              Income from continuing operations                                            $39,057                 $37,538
              Add:
                 Provision for income taxes                                                 26,038                  25,025
                 Fixed charges                                                              83,755                  77,826
                                                                                      -------------           -------------

              Earnings, as adjusted   (A)                                                  148,850                 140,389
                                                                                      =============           =============

Fixed charges
              Other interest expense including interest on capital leases                   83,458                  77,569
              Estimated interest component of rental expense                                   297                     257
                                                                                      -------------           -------------

              Total fixed charges       (B)                                                $83,755                 $77,826
                                                                                      =============           =============

Ratio of earnings to fixed charges
                          (A) divided by (B)                                                   1.8                     1.8
                                                                                      =============           =============